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                                                                    Exhibit 10.3


                              AMENDED AND RESTATED
                     NON-COMPETITION AND SEVERANCE AGREEMENT


                  This Agreement is made and entered into as of the 1st of August, 2000, by and between CHATTEM, INC., a Tennessee corporation (the "Company") and __________________ (the "Executive").

                                   WITNESSETH

                  WHEREAS, the Company is desirous of assuring itself of continuity of management through the hiring and retention of certain key executives, and to foster their unbiased and analytical assessment of any offer to acquire control of the Company; and

                  WHEREAS, the Company desires to impose upon the Executive obligations of confidentiality and to restrict his ability to obtain employment with certain competitors of the Company; and

                  WHEREAS, the Company and the Executive have previously entered that certain Non-Competition and Severance Agreement dated February 18, 2000, which provides certain benefits in the event of a change in control of the Company, which the Company desires to amend and restate in the form hereinafter set forth; and

                  WHEREAS, the Executive is willing to accept obligations of confidentiality and non-competition in exchange for specified severance benefits;

                  NOW, THEREFORE, the Company and the Executive do hereby agree as follows:

                  1. TERM. The term of this Agreement shall commence as of the day and year first above written and continue indefinitely thereafter for a period ending three (3) years after the termination of the Executive's employment with the Company.

                  2. CONFIDENTIALITY OBLIGATIONS. During the term of this Agreement the Executive agrees to maintain all confidential information and trade secrets obtained during the course of his employment with the Company as confidential and to disclose the same to no one, other than in the furtherance of the Company's business in the normal course or to a fellow employee with a reasonable need to know, unless the Executive can demonstrate by documentary evidence that such information was (1) known to him prior to his employment with the Company; (2) subsequently became part of the public domain through no fault of his own; or (3)

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was subsequently disclosed to him by a third party not in violation of any obligation of confidentiality and non-use with the Company.

                  3. NON-COMPETE. In the event of a Change in Control (as hereinafter defined) while Executive is employed by the Company and during the term of this Agreement, Executive will not accept compensation or anything of value from, nor offer or provide any services, including consulting services, to any person, company, partnership, joint venture or other entity which has or does a significant business involving, in whole or in part, health and beauty aid products sold over the counter. This provision applies only to entities selling the above specified products in competition with the Company in the United States.

                  4. SEVERANCE BENEFITS. If the Company Discharges or Constructively Discharges the Executive during the term of this Agreement within twenty-four (24) months after the occurrence of a Change in Control, he shall receive a Severance Benefit. In addition, after a Change in Control, the Executive shall be entitled to resign his position with the Company and elect to receive the Severance Benefit (the "Election") at any time during the period commencing one-hundred and eighty (180) days after the Change in Control and ending two-hundred and forty (240) days after the Change in Control notwithstanding that the fact that no Discharge or Constructive Discharge has occurred. These terms are hereby defined as follows:

                           A.   "Change in Control":

                                     (i)   Change of one-third (1/3) or more of
                                any directors of the Company within any
                                twelve (12) month period; or

                                     (ii)  Change of one-half (1/2) or more of
                                the directors of the Company within any
                                twenty-four (24) month period; or

                                     (iii) Acquisition by any person of the
                                ownership or right to vote of thirty-five
                                (35%) percent or more of the Company's
                                outstanding voting shares. "Person" shall mean any person, corporation, partnership, or any entity and any affiliate or associate thereof. "Affiliate" and "associate" shall have the meanings assigned to them in Rule 12(b)(2) of the General Rules and Regulations under the Securities Exchange Act of 1934.

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                           B.   "Discharges": terminates the Executive for any
                                reason other than indictment or conviction for a felony or other crime involving substantial moral turpitude, disability, death, alcoholism, drug addiction or the gross, active misfeasance of the Executive with regard to his duties with the Company.

                           C. "Constructively Discharges": changes location or reduces the Executive's status, duties, responsibilities or direct or indirect compensation, (including future increases commensurate with those given other managers of the Company), or so alters the style or philosophy of the conduct of the Company's business, in the opinion of the Executive, as to cause it to be undesirable to the Executive to remain in the employ of the Company.

                           D. "Severance Benefit": a payment equal to two-hundred ninety-nine (299%) percent of the Executive's average annual includible compensation from the Company during the five
                                (5) most recently completed taxable years before the date on which the Change in Control occurs. Any partial taxable years shall be annualized. If the event that the Executive's employment is less than five (5) years, the average annual compensation should be calculated based on the rate of compensation for the actual term of employment.

                                     Notwithstanding the foregoing Severance
                                Benefit formula, any payments to which the Executive is entitled upon Discharge or Constructive Discharge from the Company shall be adjusted so that the aggregate present value of all "parachute payments" (as defined in Section 280G of the Internal Revenue Code of 1986, as amended from time to time (the "Code") to which the Executive is entitled is less than 300% of the Executive's "annualized includible compensation for the base period" as defined in the Code. The determination as to whether there is any adjustment (and the extent thereof) in the payments due the Executive because of this

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                                paragraph shall be made in writing within
                                thirty (30) days after Discharge or
                                Constructive Discharge or Election, by the Company's independent certified public accounts on the date of the Change in Control and shall be final and binding on the Executive and the Company. The Company shall furnish said independent certified public accountants with all data required to make said determination within ten (10) days after Discharge or Constructive Discharge or Election. If there is any such adjustment, the Executive may elect in the Executive's sole discretion which payments or distributions shall be reduced and/or which payments or distributions shall be deferred and promptly notify the Company in writing of such election.

                  5. PAYMENT. The Severance Benefit shall be paid to the Executive in a lump sum or, at the Executive's election, in two (2) equal installments with the first to be made not later than thirty (30) days after Discharge or Constructive Discharge or Election and the second installment one (1) year after the first installment was paid. No interest shall be due upon the Severance Benefit unless it is not paid when due and in which case interest shall accrue thereon at the applicable Federal rate used to determined present value under Section 280G of the Internal Revenue Code of 1986, as amended.

                  6. CONTINUATION OF BENEFITS. The Company shall continue to provide to the Executive at its cost and expense health, medical and life insurance benefits at substantially the same level of benefits as the Executive has at the date he becomes entitled to the Severance Benefit in accordance with Section 4 hereof for a period of two (2) years following the date the Executive becomes entitled to such Severance Benefit.

                  7. ARBITRATION OF ALL DISPUTES. Any controversy or claim arising out of or relating to this Agreement or the breach thereof, shall be settled by arbitration in the City of Chattanooga in accordance with the laws of the State of Tennessee by three (3) arbitrators, one of whom shall be appointed by the Company, one by the Executive and the third of whom shall be appointed by the first two arbitrators. If the first two arbitrators cannot agree on the appointment of a third arbitrator, then the third arbitrator shall be appointed by the American Arbitration Association. The arbitration shall be conducted in accordance with the rules of the American Arbitration Association. Judgement upon the award rendered by the

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arbitrators may be entered in any court having jurisdiction thereof. In the event that it shall be necessary or desirable for the Executive to retain legal counsel and/or incur other costs and expenses in connection with the enforcement of any and all of his rights under this Agreement, the Company shall pay (or the Executive shall be entitled to recover from the Company, as the case may be) his reasonable attorneys' fees and costs and expenses in connection with the enforcement of his said rights (including the enforcement of any arbitration award in court), regardless of the final outcome, unless the arbitrators shall determine that under the circumstances recovery by the Executive of all or a part of any such fees and costs and expenses would be unjust.

                  8. NOTICES. Any notices, requests, demands and other communications provided for by this Agreement shall be sufficient if in writing and if sent by registered or certified mail to the Executive at the last address he has filed in writing with the Company or, in the case of the Company, at its principal executive offices addressed to the President.

                  9. NON-ALIENATION. The Executive shall not have any right to pledge, hypothecate, anticipate or in any way create a lien upon any amounts provided under this Agreement; and no benefits payable hereunder shall be assignable in anticipation of payment either by voluntary or involuntary acts, or by operation of law. Notwithstanding the foregoing provisions, in the event that the Executive dies following Discharge or Constructive Discharge after a Change in Control but before receiving all of his Severance Benefit, the unpaid Severance Benefit shall be paid to his Estate in accordance with the terms of this Agreement.

                  10. GOVERNING LAW. The provisions of this Agreement shall be construed in accordance with the laws of the State of Tennessee.

                  11. AMENDMENT. This Agreement may not be amended or cancelled except by the mutual agreement of the parties in writing.

                  12. SUCCESSORS TO THE COMPANY. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the Company and any successor of the Company.

                  13. SEVERABILITY. In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect.

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                  IN WITNESS WHEREOF, the Executive has hereunto set his hand and, pursuant to the authorization from its Board of Directors, the Company has caused these presents to be executed in its name on its behalf, and its corporate seal to be hereunto affixed and attested by its Secretary, all as of the day and year first above written.



                                      -------------------------------------
                                                  [Exeuctive]


                                      CHATTEM, INC.


                                      By:
                                         ----------------------------------
                                         Title:
                                               ----------------------------
ATTEST:


----------------------------
Secretary
(SEAL)

















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